NEWS RELEASE

For Immediate Release	Contact:	Deanna Hart	Angela English
January 24, 2025		Investor Relations	Corporate Communications
		919-716-2137	803-931-1854

FIRST CITIZENS BANCSHARES REPORTS FOURTH QUARTER 2024 EARNINGS

RALEIGH, N.C. -- First Citizens BancShares, Inc. (“BancShares”) (Nasdaq: FCNCA) reported earnings for the fourth quarter of 2024.

Chairman and CEO Frank B. Holding, Jr. said: “We delivered another quarter of strong financial results and experienced loan and deposit growth across all of our segments. Credit remained stable and our solid capital and liquidity positions allowed us to repurchase 461,583 shares of our Class A common stock for $963 million during the fourth quarter.

“In the wake of the recent wildfires and Hurricanes Helene and Milton, our thoughts continue to be with our associates, clients and communities across the West Coast and Southeast affected by these devastating natural disasters. We are committed to continuing our support for the mobilization of resources to impacted areas and the longer-term revitalization efforts.”

FINANCIAL HIGHLIGHTS
Measures referenced below “as adjusted” or “excluding PAA” (or purchase accounting accretion) are non-GAAP financial measures (refer to the Financial Supplement available at ir.firstcitizens.com or www.sec.gov for a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure).

Net income for the fourth quarter of 2024 (“current quarter”) was $700 million compared to $639 million for the third quarter of 2024 (“linked quarter”). Net income available to common stockholders for the current quarter was $685 million, or $49.21 per diluted common share, a $61 million increase from $624 million, or $43.42 per diluted common share, in the linked quarter.

Adjusted net income for the current quarter was $643 million compared to $675 million for the linked quarter. Adjusted net income available to common stockholders was $628 million, or $45.10 per diluted common share, a $32 million decrease from $660 million, or $45.87 per diluted common share, in the linked quarter.

Current quarter results were primarily impacted by the following notable items to arrive at adjusted net income available to common stockholders:
•Acquisition-related expenses of $62 million,
•Intangible asset amortization of $16 million,
•Favorable fair value adjustment on marketable equity securities of $10 million,
•Realized gain on sales of marketable equity securities of $2 million,
•Gain on sale of leasing equipment of $11 million,
•Depreciation on impaired operating lease equipment of $4 million,
•Other noninterest expense of $15 million, primarily due to impairment of software and related projects, and

•Net impact of $123 million to income tax expense, mainly related to a change in our estimated state tax rates, as well as the tax effect of notable items.

NET INTEREST INCOME AND MARGIN
•Net interest income totaled $1.71 billion for the current quarter, a decrease of $87 million from the linked quarter. Net interest income related to PAA was $82 million compared to $101 million in the linked quarter, a decrease of $19 million. Net interest income, excluding PAA, was $1.63 billion compared to $1.70 billion in the linked quarter, a decrease of $68 million, primarily due to the following:
◦Interest income on loans decreased $108 million. Interest income on loans, excluding loan PAA, decreased $91 million, resulting from lower average yields, partially offset by the impact of higher average balances.
◦Interest income on interest-earning deposits at banks decreased $48 million, mainly due to declines in the federal-funds rate and, to a lesser extent, a decrease in the average balance.
◦Interest income on investment securities increased $19 million, mostly due to higher average balances resulting from continued purchases of short duration investment securities, partially offset by lower average yields.
◦Interest expense on interest-bearing deposits decreased $47 million, mainly due to lower average rates, partially offset by the impacts of higher average balances.
◦The remaining $5 million net decrease related to declines in interest expense on borrowings and other PAA.

•Net interest margin was 3.32% compared to 3.53% in the linked quarter. Net interest margin, excluding PAA, was 3.16% compared to 3.33% in the linked quarter.
◦The yield on average interest-earning assets was 5.83%, a decrease of 35 basis points from the linked quarter, mainly due to declines in yields on loans and interest-earning deposits at banks, as well as a decrease in loan PAA.
◦The rate paid on average interest-bearing liabilities was 3.39%, a decrease of 18 basis points from the linked quarter, primarily due to lower average rates paid on interest-bearing deposits, partially offset by the impact of higher average interest-bearing deposit balances.

NONINTEREST INCOME AND EXPENSE
•Noninterest income was $699 million, an increase of $49 million compared to the linked quarter. Noninterest income in the current quarter included a gain on sale of leasing equipment of $11 million, a favorable fair value adjustment on marketable equity securities of $10 million, a gain on sale of mortgage loans of $8 million, and a realized gain on sale of marketable equity securities of $2 million.
•Adjusted noninterest income was $516 million compared to $474 million in the linked quarter, an increase of $42 million. The increase in adjusted noninterest income was the result of an increase of $21 million in other noninterest income mainly attributable to fair value changes in customer derivative positions and other nonmarketable investments, an increase of $16 million in net rental income on operating lease equipment mostly due to repricing trends and lower maintenance, and an increase of $4 million in international fees due to higher foreign exchange activity.
•Noninterest expense was $1.52 billion compared to $1.46 billion in the linked quarter, an increase of $61 million. Acquisition-related costs increased $16 million, mainly attributable to continued integration and personnel-related costs. Other noninterest expense in the current quarter included impairment of $13 million for software and related projects.
•Adjusted total noninterest expense was $1.27 billion compared to $1.23 billion in the linked quarter, an increase of $39 million. Other noninterest expense increased $24 million, reflecting higher state-related non-income taxes, as well as donations to support relief efforts for Hurricanes Helene and Milton. Personnel cost increased $13 million, primarily due to net staff additions and higher revenue-based incentive compensation, as well as benefit expenses. Continued investments in technology contributed to an $8 million increase in equipment expense. The increases were partially offset by a decline of $12 million in professional fees. The remaining net increase of $6 million was spread among various noninterest expense line items.

BALANCE SHEET SUMMARY
•Loans and leases totaled $140.22 billion at December 31, 2024, an increase of $1.53 billion (4.4% annualized) compared to $138.70 billion at September 30, 2024. Loan growth was attributable to the following:
◦General Bank segment growth of $676 million (4.1% annualized) was primarily related to commercial and business loans in the Branch Network.
◦Commercial Bank segment growth of $508 million (6.2% annualized) was mainly related to loans in our industry verticals.
◦SVB Commercial segment growth of $342 million (3.4% annualized) was mostly related to Global Fund Banking, partially offset by a decline in Tech and Healthcare as repayments outpaced originations.
•Total investment securities were $44.09 billion at December 31, 2024, an increase of $5.43 billion since September 30, 2024. The increase was mainly attributable to purchases of approximately $9.15 billion short duration available for sale U.S. Treasury and U.S. agency mortgage-backed investment securities during the current quarter, partially offset by paydowns and maturities.
•Deposits totaled $155.23 billion at December 31, 2024, an increase of $3.66 billion since September 30, 2024 (9.6% annualized growth). Deposit growth was attributable to the following:
◦Corporate deposits increased $1.54 billion, mostly due to growth in Direct Bank savings deposits, partially offset by a decline in time deposits.
◦General Bank segment deposits increased $893 million, primarily due to growth in money market and interest-bearing checking, partially offset by a decline in noninterest-bearing checking deposits.
◦SVB Commercial segment deposits increased $692 million, mostly due to growth in interest-bearing checking and money market deposits.
◦Commercial Bank segment deposits increased $529 million, mainly due to growth in both noninterest-bearing and interest-bearing checking deposits.
•Noninterest-bearing deposits represented 24.9% of total deposits as of December 31, 2024, compared to 26.0% at September 30, 2024. The cost of average total deposits was 2.46% for the current quarter, compared to 2.64% for the linked quarter.
•Funding mix remained stable with 80.7% of total funding composed of deposits.

PROVISION FOR CREDIT LOSSES AND CREDIT QUALITY
•Provision for credit losses totaled $155 million for the current quarter compared to $117 million for the linked quarter, an increase of $38 million. The current quarter provision for credit losses included a provision for loan and lease losses of $158 million, partially offset by a benefit for off-balance sheet credit exposure of $3 million.
◦The $35 million increase in the provision for loan and lease losses was mainly attributable to an increase in net charge-offs of $15 million and a $20 million decrease in reserve release compared to the linked quarter.

•Net charge-offs totaled $160 million for the current quarter, representing 0.46% of average loans, compared to $145 million, or 0.42% of average loans, for the linked quarter. The $15 million increase in net charge-offs was mainly related to the investor dependent portfolio in the SVB Commercial segment.
•Nonaccrual loans were $1.18 billion, or 0.84% of loans, at December 31, 2024, compared to $1.24 billion, or 0.90% of loans, at September 30, 2024. The $60 million decrease in nonaccrual loans was mainly due to lower nonaccrual loans in both the non-owner occupied and owner occupied commercial mortgage portfolios, partially offset by a modest increase in nonaccrual residential mortgage loans.
•The allowance for loan and lease losses totaled $1.68 billion, or 1.20% of loans, at December 31, 2024, down from 1.21% at September 30, 2024. The slight decline in the allowance ratio reflected a reserve release of $2 million in the current quarter, primarily due to lower specific reserves, partially offset by increases in loan volume. The reserve release of $22 million in the linked quarter was primarily due to changes in credit quality and lower loan balances, partially offset by changes in the macroeconomic forecast, higher specific reserves, and the reserve estimate related to Hurricane Helene. The reserve estimate of $20 million related to Hurricane Helene did not change from the linked quarter.

INCOME TAXES
Income tax expense was $36 million compared to $234 million in the linked quarter. The decrease of $198 million was primarily attributable to a change in our estimated state tax rates during the current quarter after filing our first income tax returns that reflected the SVBB Acquisition. The effective tax rate for 2024 was 22.7% and the adjusted effective tax rate was 25.6%.

CAPITAL AND LIQUIDITY
•Capital ratios are well above regulatory requirements. The estimated total risk-based capital, Tier 1 risk-based capital, Common equity Tier 1 risk-based capital, and Tier 1 leverage ratios were 15.04%, 13.53%, 12.99%, and 9.90%, respectively, at December 31, 2024.
•During the current quarter, we repurchased 461,583 shares of our Class A common stock for $963 million and paid a dividend of $1.95 per share on our Class A and Class B common stock. Shares repurchased during the current quarter represented 3.50% of Class A common shares and 3.26% of total Class A and Class B common shares outstanding at September 30, 2024. From inception of the Share Repurchase Program (“SRP”) through December 31, 2024, we have repurchased 814,641 shares of our Class A common stock for $1.66 billion, representing 6.02% of Class A common shares and 5.61% of total Class A and Class B common shares outstanding as of June 30, 2024. The total capacity remaining under the SRP was $1.84 billion as of December 31, 2024.
•Liquidity position remains strong as liquid assets were $59.34 billion at December 31, 2024, compared to $58.36 billion at September 30, 2024.

EARNINGS CALL/ WEBCAST DETAILS
BancShares will host a conference call to discuss the company's financial results on Friday, January 24, 2025, at 9 a.m. Eastern time.
The call may be accessed via webcast on the company’s website at ir.firstcitizens.com or through the dial-in details below:
North America: 1-833-470-1428
All other locations: 1-929-526-1599
Access code: 535033

Our earnings release, investor presentation, and financial supplement are available at ir.firstcitizens.com. In addition, these materials will be furnished to the Securities and Exchange Commission (the “SEC”) on a Form 8-K

and will be available on the SEC website at www.sec.gov. After the event, a replay of the call will be available via webcast at ir.firstcitizens.com.

ABOUT FIRST CITIZENS BANCSHARES
First Citizens BancShares, Inc. (Nasdaq: FCNCA), a top 20 U.S. financial institution with more than $200 billion in assets and a member of the Fortune 500TM, is the financial holding company for First-Citizens Bank & Trust Company ("First Citizens Bank"). Headquartered in Raleigh, N.C., First Citizens Bank has built a unique legacy of strength, stability and long-term thinking that has spanned generations. First Citizens offers an array of general banking services including a network of more than 500 branches and offices in 30 states; commercial banking expertise delivering best-in-class lending, leasing and other financial services coast to coast; innovation banking serving businesses at every stage; personalized service and resources to help grow and manage wealth; and a nationwide direct bank. Discover more at firstcitizens.com.

FORWARD-LOOKING STATEMENTS
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans, asset quality, future performance, and other strategic goals of BancShares. Words such as “anticipates,” “believes,” “estimates,” “expects,” “predicts,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will,” “potential,” “continue,” “aims” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BancShares’ current expectations and assumptions regarding BancShares’ business, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect BancShares’ future financial results and performance and could cause actual results, performance or achievements of BancShares to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, general competitive, economic, political (including the new presidential administration), geopolitical events (including conflicts in Ukraine and the Middle East) and market conditions, including changes in competitive pressures among financial institutions and the impacts related to or resulting from previous bank failures, the risks and impacts of future bank failures and other volatility in the banking industry, public perceptions of our business practices, including our deposit pricing and acquisition activity, the financial success or changing conditions or strategies of BancShares’ vendors or customers, including changes in demand for deposits, loans and other financial services, fluctuations in interest rates, changes in the quality or composition of BancShares’ loan or investment portfolio, actions of government regulators, including recent interest rate cuts and any changes by the Board of Governors of the Federal Reserve Board (the “Federal Reserve”), changes to estimates of future costs and benefits of actions taken by BancShares, BancShares’ ability to maintain adequate sources of funding and liquidity, the potential impact of decisions by the Federal Reserve on BancShares’ capital plans, adverse developments with respect to U.S. or global economic conditions, including significant turbulence in the capital or financial markets, the impact of any sustained or elevated inflationary environment, the impact of any cyberattack, information or security breach, the impact of implementation and compliance with current or proposed laws, regulations and regulatory interpretations, including potential increased regulatory requirements, limitations, and costs, such as FDIC special assessments, increases to FDIC deposit insurance premiums and the proposed interagency rule on regulatory capital, along with the risk that such laws, regulations and regulatory interpretations may change, the availability of capital and personnel, and the risks associated with BancShares’ previous acquisition transactions, including the acquisition of certain assets and liabilities of Silicon Valley Bridge Bank, N.A. and the previously completed transaction with CIT Group Inc., or any future transactions.

BancShares’ SRP allows BancShares to repurchase shares of its Class A common stock through 2025. BancShares is not obligated under the SRP to repurchase any minimum or particular number of shares, and repurchases may be suspended or discontinued at any time (subject to the terms of any Rule 10b5-1 plan in effect) without prior notice. The authorization to repurchase Class A common stock will be utilized at management’s discretion. The actual timing and amount of Class A common stock that may be repurchased will depend on a number of factors, including the terms of any Rule 10b5-1 plan then in effect, price, general business and market conditions, regulatory requirements, and alternative investment opportunities or capital needs.

Except to the extent required by applicable laws or regulations, BancShares disclaims any obligation to update forward-looking statements or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Additional factors which could affect the forward-looking statements can be found in BancShares’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its other filings with the SEC.

NON-GAAP MEASURES
Certain measures in this release, including those referenced as “adjusted” or “excluding PAA,” are “non-GAAP,” meaning they are numerical measures of BancShares’ financial performance, financial position or cash flows that are not presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) because they exclude or include amounts or are adjusted in some way so as to be different than the most direct comparable measures calculated and presented in accordance with GAAP in BancShares’ statements of income, balance sheets or statements of cash flows and also are not codified in U.S. banking regulations currently applicable to BancShares. BancShares management believes that non-GAAP financial measures, when reviewed in conjunction with GAAP financial information, can provide transparency about or an alternative means of assessing its operating results, financial position or cash flows to its investors, analysts and management. These non-GAAP measures should be considered in addition to, and not superior to or a substitute for, GAAP measures. Each non-GAAP measure is reconciled to the most comparable GAAP measure in the non-GAAP reconciliation. This information can be found in the Financial Supplement located in the Quarterly Results section of our website at https://ir.firstcitizens.com/financial-information/quarterly-results/default.aspx.